NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Drone Guarder, Inc., of our report dated June 15, 2018 on our audit of the financial statements of Drone Guarder, Inc. as of January 31, 2018 and 2017 the related statement of operations, stockholders’ deficit, and cash flow for the years ended January 31, 2018 and 2017, and the reference to us under the caption “Experts.”

  /s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

August 28, 2018